Exhibit 10.5

AMENDED & RESTATED

LIMITED LICENSE AGREEMENT

This Amended & Restated Limited License Agreement (“Agreement”) is made this 27th day of June, 2022 and is retroactive to 28th day of April, 2022 (the “Effective Date”) when the Limited License Agreement was first entered by and between MyMD Pharmaceuticals, Inc., a New Jersey corporation having a place of business at 855 N. Wolfe St., Suite 601, Baltimore, Maryland 21205 (“MYMD”) and MIRA1a Therapeutics, Inc., a Florida corporation having a place of business at 900 West Platt St., Suite 200, Tampa, Florida 33606-2173 (“MIRA1a”).

Recitals

WHEREAS, MYMD is developing Supera-CBD™, a synthetic cannabinoid analog for addressing epilepsy, seizures, anxiety, and chronic pain; and MIRA1a is developing MIRA1a™, a synthetic cannabinoid analog that targets the CB1 and CB2 receptors for addressing chronic pain and anxiety. Supera-CBD™ and MIRA1a™ share certain structural similarities and are described in a common patent specification, with U.S. Patent 11,085,047 B2 covering Supera-CBD™ and a divisional thereof, U.S. Patent 10,787,675 B2, covering MIRA1a™. MIRA1a presently is exploring synthetic routes for the manufacture of MIRA1a™ that employ Supera-CBD™ as an intermediate.

WHEREAS, the Parties recognize that there would be mutual efficiencies to share certain knowhow that pertains to Supera-CBD™ and MIRA1a™, including and especially with respect to their respective synthetic manufacture and formulation.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and exchanged, the receipt and sufficiency of which are hereby acknowledged by each Party, the Parties agree as follows:

Article 1 – Definitions

As used herein, the following terms will mean:

1.1 “Confidential Information” means any confidential or proprietary information of a Party, including any information related to any compound, research project, work in process, future development, scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to such Party, its present or future research, products, services, sales, suppliers, customers, employees, investors, or business, whether in oral, written, graphic or electronic form. Notwithstanding the foregoing, Confidential Information does not include any information that the receiving Party can prove by competent written evidence: (a) is now, or hereafter becomes generally known or available through no unlawful act or failure to act on the part of the receiving Party; (b) is known by the receiving Party at the time of receiving such information as evidenced by the receiving Party’s records; (c) is hereafter furnished to the receiving Party by a third party as a matter of right and without restriction on disclosure; (d) is independently developed by the receiving Party as evidenced by the receiving Party’s records, without knowledge, aid, application or use of the Confidential Information of the disclosing Party; or (e) is the subject of a written permission to disclose provided by the disclosing Party.

1.2 “Party” or “Parties” means MYMD and MIRA1a individually and collectively, and their respective directors, officers, employees, agents, subcontractors, representatives, designees, successors and assigns.

1.3 “MIRA1a™ Foreign IP Rights” means the patents and applications listed in Schedule A appended hereto which cover MIRA1a™ and its formulations and therapeutic uses. The Parties acknowledge that, as of the Effective Date of this Agreement, MYMD owns all title and interest in and to the MIRA1a™ Foreign IP Rights.

1.4 “Licensed Product” means materials and formulations covered by the MIRA1a™ Foreign IP Rights.

1.5 “Supera-CBD™ IP Rights” means the patents and applications listed in Schedule B.

1.6 “Field of Use” means research and development activities, solely for pre-clinical and clinical studies, whether carried out in the United States or abroad.

Article 2 – Sharing of Technical Information and Intellectual Property

2.1 The Parties agree to promptly share technical information and know-how, whether developed internally or by outside contractors, that pertains to the synthetic manufacture and/or formulation of Supera-CBD™ and MIRA1a™, as the case may be, during the Term of Agreement.

2.2 All improvements, inventions, developments, and derivations, whether made solely by or on behalf of a Party or jointly by or on behalf of the Parties (collectively “Improvements”) related solely to the synthetic manufacture or formulation of Supera-CBD™ will be owned by MYMD. All Improvements related solely to the synthetic manufacture or formulation of MIRA1a™ will be owned by MIRA1a (“MIRA1a Improvements”). Any Improvements embracing the synthetic manufacture or formulation of both Supera-CBD™ and MIRA1a™ will be jointly owned by the Parties, and each Party expressly covenants that it will not commercialize such jointly owned Improvements until a definitive agreement is negotiated and entered regarding the management and commercialization of all aspects of such co-owned Improvements and the intellectual property related thereto.

2.3 Each Party will take all actions reasonably necessary to effectuate the ownership of rights as set forth in Section 2.2 as reasonably requested by the other Party, including without limitation executing all documentation in support of the protection, maintenance, and enforcement of such Improvements and any intellectual related thereto. Each Party will require its employees and consultants to assign such Party exclusive ownership of all inventions and works of authorship related to such Improvements.

Article 3 – Publicity

3.1 Neither Party will use the name of the other Party in any publicity, advertising, news release or other media without the other Party’s prior written approval.

Article 4 – Confidentiality

4.1 During the Term of Agreement and for a period of five (5) years thereafter, each Party will maintain in strict confidence all Confidential Information disclosed by the other Party. Neither Party will use, disclose nor grant use of such Confidential Information except as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, the disclosing Party will obtain prior agreement from its employees or agents to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. Each Party will use at least the same standard of care as such Party uses to protect such Party’s own Confidential Information to ensure that such employees or agents do not disclose or make any unauthorized use of such Confidential Information. Each Party will promptly notify the other Party upon discovery of any unauthorized use or disclosure of the Confidential Information.

4.2 Authorized Disclosure. Each party will have the right to disclose its own Confidential Information to the extent such disclosure is reasonably necessary to protect intellectual property, prosecuting or defending litigation, or complying with applicable laws, statutes, rules, governmental orders and regulations; provided however, that if the receiving Party is required by applicable law to make any such disclosure of the other Party’s Confidential Information, such receiving Party will to the extent practicable give reasonable advance written notice to the other Party and will use such Party’s best efforts to both limit the scope of required disclosure of the other Party and secure confidential treatment of such information required to be disclosed.

Article 5 – Grant of Limited License

5.1 In consideration of the premises and covenants herein contained and subject to the limitations hereof, MYMD hereby grants to MIRA1a a non-exclusive, royalty-free license under the MIRA1a™ Foreign IP Rights to make, have made, import, export, and use Licensed Products solely in the Field of Use during the Term of Agreement.

5.2 Subject to the limitations hereof, MYMD further hereby grants to MIRA1a a worldwide, non-exclusive, royalty-free license under the Supera-CBD™ IP Rights (i) solely to the extent that Supera-CBD™ may be used as a synthetic intermediate in the manufacture of MIRA1a™ and (ii) solely in the Field of Use during the Term of Agreement.

5.3 In consideration of the premises and covenants herein contained and subject to the limitations hereof, MIRA1A hereby grants to MYMD a non-exclusive, royalty-free license under the MIRA1a™ Improvements to make, have made, offer for sale, sell, import, export, and use Licensed Products solely in the Field of Use during the Term of Agreement.

Article 6 – Term, Dispute Resolution and Termination

6.1 This Agreement will be in effect from the Effective Date and continue for one year (“Term of Agreement”) unless terminated earlier pursuant to the provisions of this Article. The Term of Agreement may be extended by mutual agreement of the Parties for an additional period that is reasonably necessary to complete the manufacture of quantities of MIRA1a™ needed for preclinical or clinical studies.

6.2 Either Party may terminate this Agreement without cause upon forty-five (45) calendar days prior written notice to the other Party.

6.3 If a dispute arises between the Parties relating to the interpretation or performance of this Agreement or the grounds for termination thereof, and the Parties cannot resolve the dispute within ten (10) calendar days of a written request by either Party to the other Party, the Parties agree to hold a meeting, attended by individuals with decision making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing termination or other available remedies, legal or otherwise.

6.4 A Party may terminate this Agreement upon or after a material breach of any provision of this Agreement by the other Party if the breaching Party has not cured such material breach within thirty (30) calendar days after written notice thereof by the non-breaching Party.

Article 7 – Representations, Warranties and Covenants

7.1 Corporate Power. Each Party represents and warrants to the other Party that it is duly organized, validly existing and in good standing and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof.

7.2 Due Authorizations. Each Party represents and warrants to the other Party that such Party is duly authorized to execute and deliver this Agreement and to perform such Party’s obligations hereunder.

7.3 Binding Agreement. Each Party represents and warrants to the other Party that this Agreement is a legal and valid obligation binding upon such Party and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which such Party is a party or by which such Party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over such Party.

7.4 [RESERVED]

7.5 DISCLAIMER OF WARRANTIES. THE PARTIES MAKE NO REPRESENTATION OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF TITLE, OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES THAT ANY PRODUCT OR SERVICES MADE, USED, SOLD OR OTHERWISE DISPOSED OF IS OR WILL BE FREE FROM INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS, OR OTHER PROPRIETARY RIGHTS OF THIRD PARTIES.

7.6 Indemnification. MIRA1a Indemnification of MYMD. MIRA1a, at MIRA1a’s sole cost and expense, will defend, indemnify, and hold MYMD and its officers, directors, employees, agents, and all successors thereof (each a “MYMD Indemnitee”) harmless from and against any and all claims, demands, suits, damages, judgments, liabilities, losses and expenses, including without limitation, personal or bodily injury to or death of any person, defamation, infringement of copyright, trademark, patent or other intellectual property, and attorneys’ fees and expenses of litigation, to which MYMD Indemnitee may become subject to via any claim, suit, action, demand, or judgment (i) arising out of the design, production, manufacture, sale, use in commerce or in human clinical trials or promotion by MIRA1A or permitted agent thereof in connection with the development or use of any Licensed Product or the manufacture thereof; (ii) a breach of MIRA1A’s representations and warranties hereunder; or (iii) arising out of any other activities by MIRA1A or any permitted agent thereof related to this Agreement including without limitation arising out of or relating to the willful misconduct and/or gross negligence of MIRA1a or any permitted agent. This indemnification will survive expiration or termination of this Agreement.

7.7 Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred without the prior written consent of the other Party; provided however, that each Party will have the right to assign this Agreement and its rights and obligations hereunder without the other Party’s consent in connection with the transfer or sale of all or substantially all of the business of the Party to which this Agreement relates to a third party, whether by merger, sale of stock, sale of assets or otherwise. Notwithstanding the foregoing, any such assignment will not relieve the Party of the Party’s responsibilities for performance of its obligations under this Agreement. The rights and obligations of the Parties under this Agreement are binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement will be null and void ab initio.

7.8 Beneficiaries. This Agreement is for the sole and exclusive benefit of the Parties and neither Party intends to create a benefit in favor of any third party.

7.9 Force Majeure. Neither Party will be liable or responsible to the other Party nor be deemed to have materially breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including, without limitation, fire, floods, earthquakes, natural disasters, embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, other acts of God or acts, omissions or delays in acting by any governmental authority or the other Party.

7.10 Governing Law. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Florida, which will also be the venue for any litigation arising out of or relating to this Agreement.

7.11 Waiver. The waiver from time to time by either Party of any right or failure to exercise any remedy will not operate or be construed as a continuing waiver of the same right or remedy or of any other of such Party’s rights or remedies provided under this Agreement.

7.12 Severability. In case any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

7.13 Independent Contractors. The Parties are each an independent contractor and the relationship between the Parties does not constitute a partnership, joint venture or agency of any kind. Neither Party has the authority to make any statements, representations or commitments of any kind, or to take any action that will be binding on the other Party, without the prior written consent of the other Party.

7.14 Notices. All notices and other communications provided for hereunder must be in writing and must be mailed by first class, registered or certified mail, postage paid, or delivered personally, by overnight delivery service, by facsimile, or by electronic transmission with confirmation of receipt, addressed as follows:

If to MYMD:

MyMD Pharmaceuticals, Inc.

855 N. Wolfe St., Suite 601

Baltimore, MD 21205

Attn: Chris Chapman, M.D., President

Email: ccchapman@mymd.com

If to MIRA1a:

MIRA1a Therapeutics, Inc.

900 West Platt St., Suite 200

Tampa, FL 33606-2173

Attn: James A. McNulty, CFO

Email: jamcnulty@mira1a.com

Either Party may, by like notice, specify or change an address to which notices and communications must thereafter be sent.

7.15 Entire Agreement; Amendment. This Agreement sets forth all of the agreements and understandings between the Parties, and supersedes and terminates all contemporaneous and prior agreements and understandings between the Parties including the original Limited License Agreement entered on April 28th, 2022. There are no agreements or understandings, either oral or written, between the Parties other than as set forth herein. Except as expressly set forth in this Agreement, no subsequent amendment, modification or addition to this Agreement will be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of each Party.

7.16 Headings. The captions contained in this Agreement are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles hereof.

7.17 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the dates set forth below.

MYMD PHARMACEUTICALS, INC.		MIRA1A THERAPEUTICS, INC.

By:	/s/ Chris Chapman, M.D.	By:	/s/ James A. McNulty
	Chris Chapman, M.D.		James A. McNulty
	President		Chief Financial Officer

Schedule A – MIRA1a™ Foreign IP Rights

Australian Patent No. 202102296

Canadian Patent Application No. 3,120,993

Chinese Patent Application No. 2021104592836

European Patent Application No. 21171866.3

Israeli Patent Application No. 282342

Japanese Patent Application No. 2021-070269

South Korean Patent No. 10-2374793

Schedule B – Supera-CBD™ IP Rights

US Patent No. 11,085,047 B2

Australian Patent No. 2019225717

Canadian Patent No. 3091776

Chinese Patent Application No. 201980014261X

European Patent Application No. 19756525.2

Israeli Patent No. 276518

Japanese Patent Application No. 2020-553539

South Korean Patent No. 10-2332631

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